UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2004

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principle executive offices) (Zip Code)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

{LOGO APPEARS HERE}

FOR IMMEDIATE RELEASE

Financial Contact:	Media Contact:
Steve Cave	Nick Gold
Director, Investor Relations	Director, Community Affairs
(404) 584-3801	(404) 584-3457

AGL RESOURCES TO ACQUIRE

JEFFERSON ISLAND STORAGE ASSETS

ATLANTA, August 9, 2004 – AGL Resources Inc. (NYSE: ATG) today announced it has signed a definitive agreement to acquire Jefferson Island Storage & Hub, L.L.C. from a subsidiary of American Electric Power.  The purchase price of the asset is approximately $86 million, which includes the storage facility and related base gas of approximately 2.5 billion cubic feet (Bcf).  In addition to these assets, AGL Resources also is purchasing approximately 1.4 Bcf of marketable gas inventory which is currently in inventory, for a market price of approximately $9 million.

Jefferson Island Storage & Hub (JISH) is located near the Henry Hub, at Erath, Louisiana.  The facility consists of two salt dome gas storage caverns with 9.2 Bcf (billion cubic feet) of total capacity, and about 6.7 Bcf of working gas capacity.  The facility has 720,000+ Dth/day withdrawal capacity and 240,000 Dth/day injection capacity.  It is a high-deliverability facility, with multiple inventory cycles per year.  The facility also has the capacity for future expansion, through the leaching of the existing caverns and development of additional caverns.  The JISH header system has interconnections with eight pipelines as well as access to the Henry Hub via Sabine Pipeline.  In addition to Sabine the JISH header system is connected to Louisiana Interstate Gas, Texas Gas Transmission, Columbia Gulf Transmission, Sea Robin Pipeline, Tennessee Gas Pipeline, Gulf South Pipeline and NGPL.

“The Jefferson Island investment will, among other things, provide additional access to natural gas for our regulated utilities in a tight supply market,” said Paula G. Rosput, chairman, president and chief executive officer of AGL Resources.  “This just moves us further along the course in our strategy to acquire high-quality regulated assets at compelling valuations that add incrementally to near-term earnings.”

The Jefferson Island facility is an intrastate storage facility regulated by the state of Louisiana.  The storage and transportation services also are regulated by the Federal Energy Regulatory Commission under Section 311 of the Natural Gas Policy Act.

AGL Resources currently manages approximately 46 Bcf of owned and leased storage, including 43 Bcf for its three regulated utilities and about 3 Bcf (including 2 Bcf of high-deliverability salt-dome storage) for its asset management business, Sequent Energy Management.

The Jefferson Island acquisition is expected to close by October 1, 2004, and to be immediately accretive to AGL Resources’ earnings.  The asset purchase price of $86 million represents about a 6.5x forward multiple of EBITDA (earnings before interest, taxes, depreciation and amortization).

Upon closing, JISH will be owned and operated by Pivotal Jefferson Island Storage & Hub L.L.C., an indirect subsidiary of AGL Resources.   The facility is fully subscribed through the winter heating season, and Pivotal intends to hold open seasons for future capacity in the Jefferson Island facility following the completion of the transaction.

AGL Resources Inc.

AGL Resources Inc. (NYSE: ATG) is an Atlanta-based energy services holding company. Its utility subsidiaries - Atlanta Gas Light, Virginia Natural Gas and Chattanooga Gas – serve more than 1.8 million customers in three states. Houston-based subsidiary Sequent Energy Management provides natural gas asset management services, including wholesale trading, marketing, gathering and transportation services as well as third-party asset management. As a member of the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand. AGL Networks, the company's telecommunications subsidiary, owns and operates fiber optic networks in Atlanta and Phoenix. For more information, visit www.aglresources.com.

This press release contains forward-looking statements.  Company management cautions readers that the assumptions, which form the basis for the forward-looking statements, include many factors that are beyond company management’s ability to control or estimate precisely.  Those factors include, but are not limited to, the following: changes in industrial, commercial, and residential growth in the company’s service territories and those of the company’s subsidiaries; changes in price and demand for natural gas and related products; impact of changes in state and federal legislation and regulation, including various orders of the state public service commissions and the Federal Energy Regulatory Commission, on the gas and electric industries and on the company, including the impact of Atlanta Gas Light’s performance based rate plan; effects and uncertainties of deregulation and competition, particularly in markets where prices and providers historically have been regulated, unknown risks related to nonregulated businesses, and unknown issues such as the stability of certificated marketers; impact of Georgia’s Natural Gas Consumers' Relief Act of 2002; concentration of credit risk in certificated marketers and the company’s wholesale services segment’s counterparties; excess network capacity and demand/growth for dark fiber in metro network areas of AGL Networks’ customers; AGL Networks’ introduction and market acceptance of new technologies and products, as well as the adoption of new networking standards; ability of AGL Networks to produce sufficient capital to fund its business; ability to negotiate new contracts with telecommunications providers for the provision of AGL Networks’ dark-fiber services; industry consolidation; performance of equity and bond markets and the impact on pension and postretirement funding costs; changes in accounting policies and practices issued periodically by accounting standard-setting bodies; direct or indirect effects on the company’s business, financial condition or liquidity resulting from a change in the company’s credit ratings or the credit ratings of the company’s competitors or counterparties; interest rate fluctuations, financial market conditions, and general economic conditions; uncertainties about environmental issues and the related impact of such issues; impact of changes in weather upon the temperature-sensitive portions of the company’s business; impact of litigation; impact of changes in prices on the margins achievable in the unregulated retail gas marketing business; impact of acquisitions and divestitures, including (1) the risk that our business and NUI Corporation (NUI) will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame, (3) revenues following the merger may be lower than expected, (4) the ability to obtain governmental approvals of the merger, or on the proposed terms and schedule, and (5) the failure of NUI’s shareholders to approve the merger; (6) the risk that AGL Resources may be unable to obtain financing necessary to consummate the acquisition, or that the terms of such financing may be onerous; (7) the risk that any financing plan may have the effect of diluting shareholder value in the near term; and other risks described in the company’s documents on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: August 9, 2004	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer